SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	72-1280718
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
200 West Congress Street Lafayette, Louisiana	70501
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-202489

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to an aggregate of 2,300,000 depositary shares (the “Depositary Shares”), each representing a 1/400th ownership interest in a share of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share (“Series C Preferred Stock”) of IBERIABANK Corporation (the “Company”), with a liquidation preference of $10,000 per share of Series C Preferred Stock (equivalent to $25 per depositary share), which represents $57,500,000 in aggregate liquidation preference. For a description of the Series C Preferred Stock and the Depositary Shares, reference is made to the information set forth under the headings “Description of Series C Preferred Stock” and “Description of Depositary Shares” in the Company’s Prospectus Supplement, dated May 3, 2016, to the Prospectus, dated March 4, 2015, which constitutes a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-202489), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of IBERIABANK Corporation, as amended – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2015.

3.2	Articles of Amendment of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.

3.3	Bylaws of IBERIABANK Corporation, as amended – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2013.

4.1	Deposit Agreement, dated as of May 9, 2016, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein – incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.

4.2	Form of Depositary Receipt representing the Depositary Shares – incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 9, 2016

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Name: Daryl G. Byrd
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Incorporation of IBERIABANK Corporation, as amended – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2015.

3.2	Articles of Amendment of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.

3.3	Bylaws of IBERIABANK Corporation, as amended – incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2013.

4.1	Deposit Agreement, dated as of May 9, 2016, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein – incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.

4.2	Form of Depositary Receipt representing the Depositary Shares – incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016.